UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2026

ADT Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38352	47-4116383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Yamato Road Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 988-3600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On October 29, 2026, ADT Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Abode Parent, LLC, a Delaware limited liability company (“Parent”), and Abode Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). Consummation of the Merger is subject to the approval of the Company’s stockholders and other customary closing conditions.

Subject to the terms and conditions set forth in the Merger Agreement, which has been unanimously approved by the board of directors of the Company (the “Board”), at the effective time of the Merger (the “Effective Time”), each share of Company common stock (the “Common Stock”) and Class B Common Stock of the Company (together, the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares owned directly by Parent or Merger Sub, owned by the Company as treasury shares or held by any person who properly exercises appraisal rights under Delaware law) will be converted automatically into the right to receive an amount in cash equal to $10.00 per share, without interest (the “Merger Consideration”).

At the Effective Time, each unvested option to purchase shares of Common Stock (each, a “Company Stock Option”) and each unvested restricted stock unit with respect to Common Stock (each, a “Company RSU”) outstanding immediately prior to the Effective Time will be canceled and converted into the contingent right to receive an amount in cash, without interest, equal to the Merger Consideration (less the per share exercise price in the case of Company Stock Options) multiplied by the number of shares of Common Stock subject to such Company Stock Option or Company RSU, as applicable, assuming, solely for purposes of calculating such amount, that any applicable performance-based vesting conditions are achieved, with the same terms and conditions (including service- and/or performance-based vesting conditions) that applied to the corresponding Company Stock Option or Company RSU, as applicable, immediately prior to the Effective Time (unless the per share exercise price of such Company Stock Option is equal to or greater than the Merger Consideration, in which case such Company Stock Option will be canceled for no consideration). In the case of any vested Company Stock Option and Company RSUs, the foregoing amounts (if any) will be immediately payable at the Effective Time.

The Merger Agreement contains customary representations and warranties of the Company, generally subject to a materiality qualifier. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company, including covenants relating to conducting its business in the ordinary course and refraining from taking certain types of actions without Parent’s consent. Among other matters, these covenants prohibit the Company from declaring or paying any dividends in respect of its capital stock prior to the closing of the Merger without Parent’s consent.

The consummation of the Merger is subject to certain closing conditions, including, among other things: (i) the approval of the Company’s stockholders, (ii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the absence of legal restraints in the U.S. prohibiting the Merger and (iv) other customary conditions specified in the Merger Agreement.

During the period beginning on the date of the Merger Agreement and continuing until midnight, New York City time, on November 29, 2026 (i.e., one minute after 11:59 p.m., New York City time, on November 28, 2026) (the “Go-Shop Period”), the Company may initiate, solicit, cause, encourage or facilitate, whether publicly or otherwise, any alternative acquisition proposals or inquiries from third parties and provide non-public information to and engage in discussions or negotiations with third parties with respect to alternative acquisition proposals. Immediately after the termination of the Go-Shop Period, the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals, except that, until and including December 8, 2026 (the “Go-Shop Extension”), the Company may continue to engage in the aforementioned activities with any third parties that contacted the Company and made an alternative acquisition inquiry or proposal during the Go-Shop Period that the Board has determined in its good faith judgment, after consultation with its financial advisors and outside legal counsel, and prior to the expiration of the Go-Shop Period, constitutes or would reasonably be expected to lead to a Superior Proposal (as defined below) (each, an “Excluded Party”).

Notwithstanding the limitations applicable after the end of the Go-Shop Period, prior to obtaining the approval by the Company’s stockholders, the Company may under certain circumstances provide non-public information to, and participate in discussions or negotiations with, third parties with respect to any bona fide written unsolicited alternative acquisition proposal that did not result from any breach of the “no-shop” restrictions and that the Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, (i) constitutes or would reasonably be expected to result in a Superior Proposal and (ii) the failure to take such actions would be inconsistent with its fiduciary duties.

A “Superior Proposal” is any bona fide written Takeover Proposal (as defined in the Merger Agreement, with references to “20%” in the definition thereof deemed to be references to “50%”) made after the date of the Merger Agreement by a third party that the Board or any duly authorized committee thereof has determined in its good faith judgment, after consultation with its financial advisors and outside legal counsel, has terms and conditions that, (i) would be more favorable to the Company’s stockholders than the Merger from a financial point of view (after taking into account any revisions to the terms of the Merger Agreement and the Merger committed to by Parent in writing) and (ii) is reasonably capable of being completed on the terms set forth in such Takeover Proposal, taking into account (a) the identity of the third party making such Takeover Proposal and (b) all legal, regulatory, financial, financing and other aspects of such proposal (including the financing arrangements, the form of consideration and the timing of and conditions to consummating such transaction) and of the Merger Agreement.

Prior to obtaining the approval by the Company’s stockholders, the Board may, among other things, (i) change its recommendation that the Company’s stockholders adopt the Merger Agreement or (ii) terminate the Merger Agreement to enter into a definitive acquisition agreement providing for a Superior Proposal, subject to complying with notice and other specified conditions, including giving Parent the opportunity to propose revisions to the terms of the Merger Agreement during a match right period. Notwithstanding a change in the recommendation by the Board, unless the Company terminates the Merger Agreement, the Company is still required to convene the meeting of its stockholders to vote on the adoption of the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Parent, including, among others, the right of (i) either party to terminate the Merger Agreement if the Merger is not consummated by July 29, 2027, (ii) the Company to terminate the Merger Agreement in order to enter into a definitive acquisition agreement providing for a Superior Proposal and (iii) Parent to terminate the Merger Agreement if the Board changes its recommendation with respect to the Merger Agreement.

Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. If the termination fee becomes payable as a result of the Company terminating the Merger Agreement in order to enter into a definitive acquisition agreement providing for a Superior Proposal and under certain other circumstances, the amount of the termination fee will be $227,000,000, except that, in the event that the Company terminates the Merger Agreement to enter into a definitive acquisition agreement providing for a Superior

Proposal during the Go-Shop Period or, with respect to any Excluded Party, during the Go-Shop Extension, the termination fee shall be $114,000,000. The Company will be entitled to receive from Parent a termination fee of $473,000,000 (the “Parent Termination Fee”) under certain circumstances, including if the Company terminates the Merger Agreement because Parent fails to consummate the Merger when required by the Merger Agreement.

Parent has obtained (i) an equity financing commitment from an affiliate of Parent (which has also provided a limited guarantee in favor of the Company with respect to certain obligations of Parent under the Merger Agreement (including Parent’s obligation to pay the Company the Parent Termination Fee)), on the terms and subject to the conditions set forth in an equity commitment letter, (ii) a preferred equity financing commitment from funds managed by affiliates of Apollo Global Management, Inc. (the “Apollo Funds”) to purchase preferred equity interests to be issued by Abode Superior Holdings, LLC, a Delaware limited liability company and an indirect parent of Parent, on the terms and subject to the conditions set forth in a preferred equity commitment letter, and (iii) a debt financing commitment from the Apollo Funds on the terms and subject to the conditions set forth in a debt commitment letter. The aggregate proceeds of the equity, preferred equity and debt financing commitments will be sufficient to fund all of the payment obligations of Parent and Merger Sub contemplated by the Merger Agreement. However, the consummation of the Merger is not conditioned on Parent or Merger Sub obtaining any financing.

The Merger Agreement requires each of Parent and Merger Sub to use its commercially reasonable efforts to obtain the financing on the terms and conditions set forth in the financing commitment letters. The Company is entitled to seek specific performance, on the terms and subject to the conditions set forth in the Merger Agreement and the equity commitment letter, to force Parent to close the transaction if all closing conditions are met and the debt funding and preferred equity funding is financed or will be financed substantially concurrently with the closing of the transaction.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Compensation Committee”) of the Board also approved that three executives, James DeVries, Jeffrey Likosar and David Smail, would be added as participants to the Company’s Change in Control Severance Plan (the “CIC Plan”), effective immediately, with the CIC Plan replacing any similar benefits they would have received under an individual agreement. Messrs. DeVries, Likosar and Smail, were the only officers of the Company eligible to participate in the CIC Plan who had not been added as participants, and so the Compensation Committee took this action to ensure uniformity of treatment of eligible officers.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of October 29, 2026, by and among Abode Parent, LLC, Abode Merger Sub, Inc. and ADT Inc.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the SEC.

Forward Looking Statements

This Current Report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning the Company’s expectations, plans, intentions, strategies or prospects, including expected benefits of the proposed transaction. Generally, the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “would,” “predicts,” “potential,” “strategy,” “future,” “opportunity,” “work toward,” “intends,” “guidance,” “confidence,” “positioned,” “design,” “strive,” “continue,” “track,” “look forward to” and similar expressions used in this Current Report are intended to identify forward-looking statements. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements.

Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements.

These risks, uncertainties and changes in circumstances include, but are not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by the Company’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from the Company’s ongoing business operations; (viii) the risk of stockholder litigation in connection with the proposed transaction, including resulting expense or delay; and (ix) (A) any other risks or uncertainties discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”) and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 (the “Quarterly Reports”) filed by the Company with the Securities and Exchange Commission (the “SEC”), and, in particular, the risk factors set forth under the headings “Risk Factors” and the risks and uncertainties discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report and the Quarterly Reports and (B) other risk factors identified from time to time in other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

Forward-looking statements speak only as of the date they are made, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise unless required by law. Readers of this Current Report are cautioned not to unduly rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary note is applicable to all forward-looking statements contained in this Current Report.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2026 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2026 (the “2026 Proxy”) (and available here). Please refer to the sections entitled “Compensation of Non-Employee Directors,” “Executive Compensation – Compensation Discussion and Analysis” and “Security Ownership of Certain Beneficial Owners and Management” in the 2026 Proxy. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the 2026 Proxy, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, including the Form 4s filed by: Fawad Ahmad on May 5, 2026, May 12, 2026, July 9, 2026 and October 5, 2026; Todd Dernberger on July 9, 2026 and October 5, 2026; Thomas M. Gartland on May 29, 2026, July 9, 2026 and October 5, 2026; Tracey R. Griffin on May 29, 2026, July 9, 2026 and October 5, 2026; Daniel J. Houston on May 12, 2026, May 29, 2026, July 9, 2026 and October 5, 2026; Omar Khan on May 12, 2026; Jeffrey Likosar on June 2, 2026; Kimberly Miller on May 18, 2026, July 9, 2026 and October 5, 2026; Paul J. Smith on May 29, 2026, July 9, 2026 and October 5, 2026; Danielle Tiedt on May 29, 2026, July 9, 2026 and October 5, 2026; Matthew E. Winter on May 29, 2026, July 9, 2026 and October 5, 2026; Suzanne Yoon on May 29, 2026, July 9, 2026 and October 5, 2026; and Sigal Zarmi on May 29, 2026, July 9, 2026 and October 5, 2026. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the Company’s proxy statement relating to the proposed transaction when it becomes available.

Additional Information and Where to Find It

This Current Report may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Thrive Holdings. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders are or will be able to obtain the documents (if and when available) free of charge either from the SEC’s website at www.sec.gov, or from the Company in the “Investor Relations” section of the Company’s website, which may be accessed at https://investor.adt.com, or upon request from the Company’s Investor Relations contacts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADT Inc.

Date: October 29, 2026	By:	/s/ James D. DeVries
	Name:	James D. DeVries
	Title:	President and Chief Executive Officer